Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

	Percentage of	State or Jurisdiction
Name	Securities Owned	Of Incorporation
Amercain Investments, C.V.	100% (1)	Netherlands
AMG Trading, L.L.C.	100%	Delaware
B-F Holding Hungary 2 Kft.	100% (2)	Hungary
B-F Korea, L.L.C.	100% (3)	Delaware
BFC Tequila Limited	100% (4)	Ireland
Brown-Forman Arrow Continental Europe, L.L.C.	100%	Kentucky
Brown-Forman Australia Pty. Ltd.	100% (3)	Australia
Brown-Forman Beverages Europe, Ltd.	100% (3)	United Kingdom
Brown-Forman Beverages Japan, L.L.C.	100%	Delaware
Brown-Forman Beverages North Asia, L.L.C.	100%	Delaware
Brown-Forman Beverages Worldwide, Comercio de Bebidas Ltda.	100% (5)	Brazil
Brown-Forman Czechia, s.r.o.	100% (6)	Czech Republic
Brown-Forman Deutschland GmbH	100% (7)	Germany
Brown-Forman Dutch Holding, B.V.	100% (3)	Netherlands
Brown-Forman Finland Oy	100% (3)	Finland
Brown-Forman France	100% (3)	France
Brown-Forman Holding Mexico S.A. de C.V.	100% (8)	Mexico
Brown-Forman Hong Kong Ltd.	100% (9)	Hong Kong
Brown-Forman Hungary 1 Kft.	100% (10)	Hungary
Brown-Forman International, Inc.	100%	Delaware
Brown-Forman Italy, Inc.	100%	Kentucky
Brown-Forman Korea Ltd.	100% (9)	Korea
Brown-Forman Netherlands, B.V.	100% (11)	Netherlands
Brown-Forman Polska Sp. z o.o.	100% (6)	Poland
Brown-Forman Spirits (Shanghai) Co., Ltd.	100% (12)	China
Brown-Forman Spirits Trading, L.L.C.	100% (3)	Turkey
Brown-Forman Tequila Mexico, S. de R.L. de C.V.	100% (13)	Mexico
Brown-Forman Thailand, L.L.C.	100%	Delaware
Brown-Forman Worldwide, L.L.C.	100%	Delaware
Brown-Forman Worldwide (Shanghai) Co., Ltd.	100% (14)	China
Canadian Mist Distillers, Limited	100%	Ontario, Canada
Chambord Liqueur Royale de France	100%	France
Clintock Limited	100% (4) (15)	Ireland
Cosesa-BF S. de R.L. de C.V.	100% (16)	Mexico
Dendrifund	100%	Delaware
Distillerie Tuoni e Canepa Srl	100% (17)	Italy
Early Times Distillers Company	100%	Delaware
Finlandia Vodka Worldwide Ltd.	100%	Finland
Jack Daniel Distillery, Lem Motlow, Prop., Inc.	100% (18)	Tennessee
Jack Daniel's Properties, Inc.	100%	Delaware
Limited Liability Company Brown-Forman Ukraine	100%	Ukraine
Longnorth Limited	100% (11) (15)	Ireland
Magnolia Investments of Alabama, L.L.C.	100% (19)	Delaware
SCHE Properties Limited	100% (20)	Ireland
Sonoma-Cutrer Vineyards, Inc.	100%	California

Southern Comfort Properties, Inc.	100%	California
Valle de Amatitan, S.A. de C.V.	100% (13)	Mexico
Washington Investments, L.L.C.	100%	Kentucky

The companies listed above constitute all active subsidiaries in which Brown-Forman Corporation owns, either directly or indirectly, the majority of the voting securities. No other active affiliated companies are controlled by Brown-Forman Corporation.

(1)	Owned 99% by Brown-Forman Hungary 1 Kft. and 1% by B-F Holding Hungary 2 Kft.
(2)	Owned by Brown-Forman Hungary 1 Kft.
(3)	Owned by Brown-Forman Netherlands, B.V.
(4)	Owned by Longnorth Limited.
(5)	Owned 99% by Brown-Forman Corporation and 1% by Early Times Distillers Company.
(6)	Owned 81.8% by Brown-Forman Netherlands, B.V. and 18.2% by Brown-Forman Beverages Europe, Ltd.
(7)	Owned by Brown-Forman Beverages Europe, Ltd.
(8)	Owned 52.01% by Brown-Forman Netherlands, B.V. and 47.99% by Brown-Forman Corporation.
(9)	Owned by B-F Korea, L.L.C.
(10)	Owned by AMG Trading, L.L.C.
(11)	Owned by Amercain Investments C.V.
(12)	Owned by Brown-Forman Hong Kong Ltd.
(13)	Owned 99% by Brown-Forman Holding Mexico S.A. de C.V. and 1% by Early Times Distillers Company.
(14)	Owned by Brown-Forman Beverages North Asia, L.L.C.
(15)	Includes qualifying shares assigned to Brown-Forman Corporation.
(16)	Owned 99.9972% by Brown-Forman Holding Mexico S.A. de C.V. and 0.00277% by Early Times Distillers Company.
(17)	Owned 63% by Brown-Forman Italy, Inc. and 37% by Brown-Forman Netherlands, B.V.
(18)	Owned by Jack Daniel's Properties, Inc.
(19)	Owned by Jack Daniel Distillery, Lem Motlow, Prop., Inc.
(20)	Owned by Clintock Limited.